                                                                 EXHIBIT 2.11(a)

                               FIRST AMENDMENT TO
                       PURCHASE AND CONTRIBUTION AGREEMENT

         THIS FIRST AMENDMENT TO PURCHASE AND CONTRIBUTION AGREEMENT (this "Amendment") is made and entered into as of February 14, 2000 by and among BCI
(USA), LLC, a Delaware limited liability company (the "General Partner"), William J. Bresnan ("WBresnan"), Blackstone BC Capital Partners L.P., a Delaware limited partnership ("BBC"), Blackstone BC Offshore Capital Partners, L.P., a Cayman Islands exempted limited partnership ("BBCO"), Blackstone Family Media Partnership III L.P., a Delaware limited partnership (as assignee of Blackstone Family Investment Partnership III L.P., "BFM"), TCID of Michigan, Inc., a Nevada corporation ("TCID-MI") and TCI Bresnan LLC, a Delaware limited liability company ("TCI LLC" and collectively with the General Partner, WBresnan, BBC, BBCO, BFM, TCID-MI, are sometimes referred to herein as "Sellers"), and Charter Communications Holding Company, LLC, a Delaware limited liability company ("Buyer").

                                    RECITALS

         As of June 29, 1999, the General Partner, WBresnan, BBC, BBCO, Blackstone Family Investment Partnership III L.P. ("BFI"), TCID-MI, TCI LLC and Buyer entered into a Purchase and Contribution Agreement (the "Purchase and Contribution Agreement"). Prior to the date of this Agreement, BFI assigned all of its interests in the Partnership and all of its rights under the Purchase and Contribution Agreement to BFM.

         The Buyer and Sellers wish to amend the Purchase and Contribution Agreement to reflect a modification of the purchase, sale and contribution transactions set forth in the Purchase and Contribution Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

1. Except as otherwise provided in this Amendment, all capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to them in the Purchase and Contribution Agreement.

2. Section 1.1 of the Purchase and Contribution Agreement is amended by adding the following new definitions:

         "Amendment" means the First Amendment to Purchase and Contribution Agreement entered into as of February 14, 2000, among the General Partner, WBresnan, BBC, BBCO, Blackstone Family Media Partnership III L.P., TCID-MI, TCI LLC, Buyer and CC VIII.

         "CC VIII" means CC VIII, LLC, a Delaware limited liability company.

         "CC VIII Contribution" means the contribution at the Closing by Holdings of the Purchased Interests and the Contributed Interests and by TCI LLC and TCID-MI of the Retained Interests to CC VIII in exchange for limited liability company interests in CC VIII, as contemplated in this Agreement.

         "CC VIII Limited Liability Company Agreement" means the CC VIII Limited Liability Company Agreement attached as Exhibit K.

                  "Holdings" means Charter Communications Holdings, LLC, a Delaware limited liability company.

3. Article 1 of the Purchase and Contribution Agreement is amended by amending and restating in their entirety the following definitions:

         "Closing" means the consummation of the purchase and sale of the Purchased Interests, the contribution of the Contributed Interests and the CC VIII Contribution pursuant to this Agreement in accordance with the provisions of Article 7.

                  "PublicCo" means Charter Communications, Inc., a Delaware corporation.

         "Required Consents" means the consents, permits, approvals and authorizations of Governmental Authorities and other Persons, and filings, notices, and applications with Governmental Authorities and other Persons, necessary to transfer lawfully the Purchased Interests and the Contributed Interests to Buyer, consummate the CC VIII Contribution or otherwise to consummate lawfully the transactions contemplated by this Agreement.

         "Subsidiary" means Bresnan Telecommunications Company LLC, Bresnan Public Corporation, Bresnan Telephone of Michigan L.L.C., Bresnan Telephone of Minnesota, L.L.C., Bresnan Communications Group LLC, Bresnan Capital Corporation or Midwest Video Electronics, Inc., as the context may require.

4. Section 2.1 of the Purchase and Contribution Agreement is amended and restated in its entirety to read as follows:

         2.1 Sale and Purchase of Purchased Interests; Contribution of Contributed Interests; CC VIII Contribution .

                  (a) Subject to the terms and conditions set forth in this Agreement, each Seller hereby agrees to sell, transfer, and deliver to Buyer at the Closing, and Buyer hereby agrees to purchase at the Closing, the partnership interests specified below (the "Purchased Interests"), free and clear of all Liens:

                           (1) from the General Partner, the entire General Partnership Interest; and

                           (2) from each Seller, that portion of its Limited Partnership Interest that is not represented by either a Contributed Interest or a Retained Interest.

                  (b) Each Seller (other than TCI LLC and TCID-MI) agrees to contribute to Buyer a portion of its respective Limited Partnership Interest, in each case free and clear of all Liens and subject to the Legal Requirements (each such contributed Limited Partnership Interest, a "Contributed Interest"). The percentage of each contributing Seller's Limited Partnership Interest represented by a Contributed Interest and such Seller's share of Units in Buyer to be issued by Buyer in exchange for such Contributed Interests (the "Equity Consideration") is reflected as a percentage of the aggregate of the Equity Consideration and the Lower Tier Equity Consideration in Schedule 2.1. The number of Units that comprise the Equity Consideration will be calculated and may be adjusted in accordance with Exhibit I.

                  (c) Immediately following the purchase and contribution steps described in Section 2.1(a) and (b), TCI LLC will retain all of its Limited Partnership Interest and TCID-MI will retain a portion of its original Limited Partnership Interest (each, a "Retained Interest"). The percentage of each of TCI LLC's and TCID-MI's Limited Partnership Interest represented by a Retained Interest and TCI LLC's and TCID-MI's share of Class A Preferred Units in CC VIII to be issued by CC VIII in exchange for such Retained Interests (the "Lower Tier Equity Consideration") is reflected as a percentage of the aggregate of the Equity Consideration and the Lower Tier Equity Consideration in Schedule 2.1. The number of Class A Preferred Units in CC VIII that comprise the Lower Tier Equity Consideration will be calculated and may be adjusted in accordance with Exhibit I. At the Closing, and immediately following the purchase and contribution steps described in
    Section 2.1(a) and (b),

                           (i) Buyer will cause Holdings and PublicCo to, and TCI LLC and TCID-MI will, execute and deliver the CC VIII Limited Liability Company Agreement in the form attached as Exhibit K,

                           (ii) Buyer will contribute the Contributed Interests to Holdings,

                           (iii) Holdings will contribute the Purchased Interests and Contributed Interests to CC VIII in exchange for Class B Units in CC VIII, and

                           (iv) TCI LLC and TCID-MI will contribute the Retained Interests to CC VIII in exchange for the Lower Tier Equity Consideration.

    In connection with the CC VIII Contribution, Buyer, TCI LLC and TCID-MI will deliver or cause to be delivered such documents and agreements as contemplated by this Agreement and the Amendment.

5. Section 2.2 of the Purchase and Contribution Agreement is amended and restated in its entirety to read as follows:

         2.2 Purchase Price for Purchased Interests . Buyer shall pay and deliver to the Sellers, by wire transfer of immediately available funds to one or more accounts of the Sellers, as designated in writing by the Sellers not later than the Business Day before Closing, as consideration for the sale of the Purchased Interests an aggregate amount in cash equal to $2,100,000,000, subject to adjustment as provided in Section 2.3 (the "Purchase Price") and subject to the provisions of Sections 2.4 and 2.5. Buyer shall have no liability or obligation arising from its allocation of the Purchase Price among the Sellers, provided that Buyer complies with the written instructions of the Sellers provided under the preceding sentence. At its option Buyer may cause Holdings, its wholly owned subsidiary, to pay the Purchase Price for and receive the Purchased Interests and to pay or receive any post-Closing adjustments as determined under this Agreement.

6. Section 2.3 of the Purchase and Contribution Agreement is amended to add the following new subsection (e):

                  (e) The Purchase Price shall be decreased by $1,500,000 to reflect certain purchase price adjustments made with respect to the Acquisition Agreements.

7. Buyer hereby notifies each Seller that Buyer has delegated and assigned to Holdings, Buyer's obligations and rights to pay the Purchase Price for and receive the Purchased Interests and to pay or receive any post-Closing adjustments as determined under the Purchase and Contribution Agreement.

8. Section 3.19 of the Purchase and Contribution Agreement is amended and restated in its entirety to read as follows:

         3.19 Securities Law Matters . Such Seller understands and acknowledges that the Equity Consideration and the Lower Tier Equity Consideration have not been registered or qualified under the federal or applicable state securities laws and the Equity Consideration is being transferred to BBC, BBCO, BFM, WBresnan and the General Partner, and the Lower Tier Equity Consideration is being transferred to TCI LLC and TCID-MI, in reliance upon applicable exemptions from such registration and qualification requirements. Such Seller is an "accredited investor" within the meaning of the federal securities laws and acknowledges it has been furnished with or afforded access to, and has had the opportunity to ask questions and receive answers concerning, all information pertaining to the Equity Consideration and the Lower Tier Equity Consideration. The Equity Consideration is being acquired by BBC, BBCO, BFM, WBresnan and the General Partner, and the Lower Tier Equity Consideration is being acquired by TCI LLC and TCID-MI, for investment only and not with a view to any public distribution thereof. Such Seller understands that the Equity Consideration and the Lower Tier Equity Consideration represent "restricted securities" within the meaning of the federal securities laws and agrees that it will not offer to sell or otherwise dispose of the

    Equity Consideration or the Lower Tier Equity Consideration in violation of the registration and qualification requirements of the federal and applicable state securities laws.

9. Section 4.5 of the Purchase and Contribution Agreement is amended and restated in its entirety to read as follows:

         4.5 Securities Law Matters . Buyer understands and acknowledges that the Purchased Interests, the Contributed Interests and the Retained Interests have not been registered or qualified under the federal or applicable state securities laws and the Purchased Interests are being sold to and purchased by Buyer, the Contributed Interests are being contributed to Buyer and the Retained Interests are being contributed to CC VIII in reliance upon applicable exemptions from such registration and qualification requirements. Buyer is an "accredited investor" within the meaning of the federal securities laws and acknowledges it has been furnished with or afforded access to, and has had the opportunity to ask questions and receive answers concerning, all information pertaining to the Purchased Interests, the Contributed Interests and the Retained Interests. The Purchased Interests, the Contributed Interests and the Retained Interests are being acquired by Buyer for investment only and not with a view to any public distribution thereof. Buyer understands that the Purchased Interests, the Contributed Interests and the Retained Interests are "restricted securities" within the meaning of the federal securities laws and agrees that it will not offer to sell or otherwise dispose of the Purchased Interests and the Contributed Interests in violation of the registration and qualification requirements of the federal and applicable state securities laws.

10. Section 5.9(a) of the Purchase and Contribution Agreement is amended and restated in its entirety to read as follows:

                  (a) Each Seller consents to the execution, delivery, and performance of this Agreement by each Seller and to the taking by each Seller and the Partnership of all actions contemplated by this Agreement to be taken by such Person, including the sale of the Purchased Interests, the contribution of the Contributed Interests by each Seller to Buyer and the CC VIII Contribution.

11. Section 5.9 of the Purchase and Contribution Agreement is amended to add the following new subsection (g):

                  (g) The Platinum Accounting System software and platform owned and used by the Partnership, any software license or service agreements related solely to such software, all system and user data utilized by such software and any ancillary systems that may have Partnership financial data benefit, in existence as of the Closing (collectively, the "Platinum Accounting System") shall constitute Excluded Assets that may be transferred to the General Partner at the time of the Closing for such consideration or no consideration and on such terms as the Sellers may determine; provided, however, that the Sellers shall cause the Partnership, its Subsidiaries and the Partnership Systems to have no obligations or liabilities after the Closing Date with respect to the related transferred license or services agreements and provided further that Buyer and the General Partner agree and covenant that for a period of 180 days after the date of the Closing, (i) the General Partner shall use commercially reasonable efforts to retain the Platinum Accounting System and not to alter or otherwise delete the Platinum Accounting System in any manner that would prevent or impair Buyer from obtaining any information and data relating to the Partnership or any of its Subsidiaries prior to the Closing Date; but shall in no event dispose of the Platinum Accounting System for a period of 180 days after the date of the Closing, (ii) Buyer shall be entitled to access any and all modules of the Platinum Accounting System relating to the Partnership or any of its Subsidiaries prior to the Closing Date, including without limitation, the accounts payable module, the general ledger module and the fixed asset module, and to receive or obtain downloads of data from the Platinum Accounting System relating the Partnership or any of its Subsidiaries in a format reasonably acceptable to Buyer, (iii) the General Partner shall provide Buyer with reasonable access to the Platinum Accounting System as it relates to the Partnership or any of its Subsidiaries, including access to the property where such system, or any part thereof is stored, to facilitate the transfer or download of any information or data being transferred pursuant to clause (ii) above and (iv) shall assist and cooperate with Buyer in the process of transferring any such requested information or data from the Platinum Accounting System.

12. At Closing, and immediately following the consummation of the purchase and sale of the Purchased Interests and the contribution by Sellers of the Contributed Interests, the parties will deliver or cause to be delivered the following, in the order and subject to such intermediate steps as described in the Bresnan Closing Memorandum, a copy of which is attached to this Amendment:

             1.Buyer will deliver to Holdings duly executed assignment agreements providing for the assignment of the Contributed Interests to Holdings, in a form reasonably satisfactory to TCI.

             2.Buyer will cause Holdings to deliver to CC VIII a duly executed assignment agreement providing for the assignment of the Purchased Interests and the Contributed Interests to CC VIII, in a form reasonably satisfactory to TCI.

             3.TCI LLC and TCID-MI will deliver to CC VIII a duly executed assignment agreement providing for the assignment of the Retained Interests to CC VIII, in a form reasonably satisfactory to CC VIII (which assignment agreement may be the same instrument delivered by Holdings under Section 12(b) and such assignments, whether by the same or separate instruments, are referred to as the "Multiparty Assignment").

             4.TCI LLC and TCID-MI will deliver to Holdings and CC VIII a duly executed CC VIII limited liability company agreement in the form attached as Exhibit K.

             5.Buyer will cause Holdings and PublicCo to deliver to TCI LLC and TCID-MI a duly executed CC VIII limited liability company agreement in the form attached as Exhibit K.

             6.Buyer will cause CC VIII to issue and deliver to Holdings 80,778,116 Class B Units of CC VIII, each having the rights, preferences and obligations set forth in the CC VIII Limited Liability Company Agreement attached as Exhibit K.

             7.Buyer will cause CC VIII to issue and deliver to TCI LLC and TCID-MI 24,215,749 Class A Preferred Units of CC VIII, each having the rights, preferences and obligations set forth in the CC VIII Limited Liability Company Agreement attached as Exhibit K.

13. TCI LLC, TCID-MI and Buyer will, and Buyer will cause CC VIII and Holdings to, enter into and deliver such documents and take such other actions as may be reasonably requested by any of TCI LLC, TCID-MI or Buyer to authorize, consummate or evidence the CC VIII Contribution.

14. Pursuant to Section 5.16(d) of the Purchase and Contribution Agreement, Paul G. Allen has delivered into escrow held by Sherman & Howard L.L.C. a Put Agreement with respect to each Seller (the "Original Allen Puts"). At Closing, Buyer shall cause Paul G. Allen to deliver Put Agreements with respect to each Seller in the form attached as Exhibit H, in each case duly executed by Paul G. Allen. Upon such delivery, Section 7.3(g) of the Purchase and Contribution Agreement shall have no further force or effect, the Original Allen Puts shall be terminated and of no further force and effect, and Buyer and Sellers will execute and deliver at Closing a joint instruction to Sherman & Howard L.L.C. designating Irell & Manella LLP as the successor escrow agent and directing Sherman & Howard L.L.C. to deliver the Original Allen Puts to Irell & Manella LLP for destruction upon receipt of Paul G. Allen's consent to such destruction.

15. Section 5.17 of the Purchase and Contribution Agreement is amended to delete the last sentence of such Section and replace it with the following sentence:

    Buyer will not cause, and will not permit any of its Affiliates to cause, the Partnership to be merged, consolidated or otherwise converted into an entity that is taxed as a corporation under the Code.

16. The General Partner represents and warrants to Buyer, TCI LLC and TCID-MI as follows:

             1.Bresnan Public Corporation is a corporation, validly existing and in good standing under the laws of the State of Delaware. At no time prior to Closing will Bresnan Public Corporation have conducted any business activities or other operations of any kind, or hold any asset, or become liable for any obligation.

             2.CC VIII was duly formed as a limited liability company under the laws of the State of Delaware. At no time prior to Closing will CC VIII have conducted any business activities or other operations of any kind, or hold any asset, or become liable for any obligation other than its obligations under the Purchase and Contribution Agreement and this Amendment.

17.      Buyer represents and warrants to the Sellers as follows:

             1.CC VIII is validly existing and in good standing under the laws of the State of Delaware. To Buyer's Knowledge, at no time prior to Closing will CC VIII have conducted any business activities or other operations of any kind, or hold any asset, or become liable for any obligation other than its obligations under the Purchase and Contribution Agreement and this Amendment.

             2.Subject to the due execution and delivery of the CC VIII Limited Liability Company Agreement and the Multiparty Assignment, (i) the execution, delivery, and performance by CC VIII of the Transaction Documents to which CC VIII will be a party and to be delivered at Closing will be duly authorized by all necessary action on the part of CC VIII and (ii) the Transaction Documents to which CC VIII will be a party, when executed and delivered will be duly executed and delivered and will constitute the legal, valid, and binding obligation of CC VIII, enforceable against CC VIII in accordance with their terms, except as the enforceability of such Transaction Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally or by judicial discretion in the enforcement of equitable remedies and except as may be affected by any breach by TCID-MI or TCI LLC of the Purchase and Contribution Agreement or this Amendment.

             3.Subject to the due execution and delivery of the CC VIII Limited Liability Company Agreement and the Multiparty Assignment, the execution and delivery by CC VIII, the performance by CC VIII under, and the consummation of the transactions contemplated by, this Amendment and the Transaction Documents to which CC VIII will be a party will not: (a) conflict with or violate any provision of the Charter Documents of CC VIII; (b) violate any provision of any Legal Requirement; (c) require any material consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person; or (d) (i) result in a material breach of or constitute a material default under (without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof), (ii) permit or result in the termination, suspension or material modification of, or (iii) result in the material acceleration of (or give any Person the right to accelerate) the performance of CC VIII under, any Contract or other instrument by which Buyer or its Affiliates has caused CC VIII or any of its assets to be bound or affected or, to Buyer's Knowledge, any other Contract or instrument by which CC VIII is bound or affected, except for any of the foregoing that (x) would not materially adversely affect CC VIII's ability to perform its obligations under the Transaction Documents, (y) that result from or are caused by any breach by TCID-MI or TCI LLC of the Purchase and Contribution Agreement or this Amendment or (z) result from any act or omission by the General Partner taken with respect to CC VIII without the consent of Buyer.

             4.Neither Buyer nor any of its Affiliates (including CC VIII) have granted any preemptive rights, whether at law or otherwise, to purchase any securities of CC VIII; any outstanding options, warrants, subscriptions, agreements, plans, rights or other commitments pursuant to which CC VIII is or may become obligated to sell or issue any Class A Preferred Units or any other equity security; or any outstanding securities convertible into such Class A Preferred Units or any other equity security of CC VIII.

             5.Subject to the due execution and delivery of the CC VIII Limited Liability Company Agreement and the Multiparty Assignment, the Class A Preferred Units being issued hereunder, when issued and delivered in accordance with the terms of the Purchase and Contribution Agreement and this Amendment for the consideration expressed herein, will be duly authorized and validly issued. The delivery of such Class A Preferred Units pursuant to the Purchase and Contribution Agreement and this Amendment will transfer to TCI LLC and TCID-MI good and valid title to such Class A Preferred Units, free and clear of all Liens and any other limitations or restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such interest), other than the transfer restrictions created by the CC VIII Limited Liability Company Agreement or imposed by the Exchange Agreement or applicable Legal Requirements.

18.      The representations and warranties of the General Partner contained in
Section 16 of this Agreement shall expire as of the Closing Date and shall not survive the Closing. The representations and warranties of Buyer contained in
Section 17 of this Agreement (other than the representations and warranties contained in subparagraph (b) which shall survive the Closing until the expiration of the applicable statute of limitations) shall expire as of the Closing Date and shall not survive the Closing.

19. In connection with the assignment by BFI of all of its right, title and interest in the Partnership to BFM, the admission of BFM as a substituted limited partner under the Partnership Agreement and the consent of each of the Sellers to the assignment of BFI's rights and obligations under the Purchase and Contribution Agreement pursuant to the First Amendment to Amended and Restated Limited Partnership Agreement, Buyer hereby consents to the assignment of all of BFI's rights and obligations under the Purchase and Contribution Agreement to BFM and the agreements contemplated therein. BFM hereby accepts the aforementioned assignment and undertakes to discharge, satisfy and perform all obligations of BFI under the Purchase and Contribution Agreement and the agreements contemplated therein. All references to BFI in the Purchase and Contribution Agreement shall be deemed references to BFM.

20. As of the date hereof, all notices to be delivered to TCID-MI or TCI LLC in accordance with Section 9.2 of the Purchase and Contribution Agreement shall be delivered to the following (and such Section 9.2 is hereby amended to reflect such change):

                              c/o AT&T Broadband
                              9197 South Peoria Street
                              Englewood, Colorado 80112
                              Attention: Carol O'Keeffe
                              Telecopier: (720) 875-5396

    with a copy (which Sherman & Howard, L.L.C.
    shall not constitute 633 Seventeenth Street
    notice) to:          Suite 3000
                         Denver, Colorado 80202
                         Attention: Arlene S. Bobrow, Esq.
                         Telecopier: (303) 298-0940

21. The parties hereby agree that the Purchase and Contribution Agreement is hereby deemed amended in all respects necessary to give effect to the consents, agreements and waivers contained in this Amendment, whether or not a particular Section or provision of the Purchase and Contribution Agreement has been referred to in this Amendment. Except as amended hereby, the Purchase and Contribution Agreement shall remain unchanged and in full force and effect, and this Amendment shall be governed by and subject to the terms of the Purchase and Contribution Agreement, as amended hereby. From and after the date of this Amendment, each reference in the Purchase and Contribution Agreement to "this Agreement," "hereof," "hereunder" or words of like import, and all references to the Purchase and Contribution Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature (other than in this Amendment or as otherwise expressly provided) shall be deemed to mean the Purchase and Contribution Agreement, as amended by this Amendment, whether or not such Amendment is expressly referenced.

22. Schedules 3.1 and 5.9 and Exhibits G, H, I and J are hereby amended and restated in their entirety as attached to this Amendment. Buyer hereby consents to the changes in the ownership of the Limited Partnership Interests set forth in Schedule 3.1, as so amended and restated, to reflect the transfer of BFI's Limited Partnership Interest from BFI to BFM. Exhibit A is attached to this Amendment, and the Sellers may further amend Exhibit A at any time after the Closing by giving written notice to Buyer, provided that the sum of the Proportionate Interests for all Sellers shall equal 100% and further provided that if any Seller's Proportionate Interest is changed by more than 500 basis points, Buyer will have the right to consent to such change, which consent will not unreasonably withheld. The following new Schedule and Exhibit are attached to this Amendment and deemed attached to the Purchase and Contribution
Agreement:

         Schedule 2.1               Contributed Interests and Retained Interests

         Exhibit K                  Form of CC VIII Limited Liability Company
                                    Agreement

23. This Amendment shall be construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles.

24. This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were the same instrument.

         [The remainder of this page has intentionally been left blank]

         IN WITNESS WHEREOF, this Amendment has been executed by Buyer and each the Sellers as of the date first written above.

                          BUYER:

                          CHARTER COMMUNICATIONS HOLDING COMPANY, LLC


                          By: /s/ Marcy Lifton
                             ----------------------------------------------
                                Name:  Marcy Lifton
                                Title: Vice President

SELLERS:

BCI(USA), LLC

By:    Bresnan Communications, Inc., its Managing Member



       By: /s/ William J. Bresnan
          -------------------------------------------------
           Name:  William J. Bresnan
           Title: President and Chief Executive Officer



/s/ William J. Bresnan
------------------------------------
William J. Bresnan, individually

TCID OF MICHIGAN, INC.



By:   /s/ Carol O'Keeffe
------------------------------------
     Name:  Carol O'Keeffe
     Title: Vice President

TCI BRESNAN LLC


By: /s/ Carol O'Keeffe
------------------------------------
     Name:  Carol O'Keeffe
     Title: Vice President

                       [SIGNATURE PAGE TO FIRST AMENDMENT
                     TO PURCHASE AND CONTRIBUTION AGREEMENT]

BLACKSTONE BC CAPITAL PARTNERS, L.P.


By: Blackstone Media Management Associates III
    L.L.C., its General Partner


By: /s/ Mark T. Gallogly
------------------------------------
     Name:  Mark T. Gallogly
     Title: Member

BLACKSTONE FAMILY MEDIA PARTNERSHIP III L.P.


By: Blackstone Media Management Associates
    III L.L.C., its General Partner


By:   /s/ Mark T. Gallogly
------------------------------------
     Name:  Mark T. Gallogly
     Title: Member

BLACKSTONE BC OFFSHORE CAPITAL PARTNERS L.P.


By: Blackstone Media Management Associates III L.L.C.,
    its Investment General Partner


By:   /s/ Mark T. Gallogly
------------------------------------
     Name:  Mark T. Gallogly
     Title: Member





                       [SIGNATURE PAGE TO FIRST AMENDMENT
                     TO PURCHASE AND CONTRIBUTION AGREEMENT]

                                  SCHEDULE 2.1

                  CONTRIBUTED INTERESTS AND RETAINED INTERESTS


Seller                    Portion of Limited     Portion of Limited     Limited Partnership    Share of Aggregate
                         Partnership Interest   Partnership Interest   Interest Represented    Units to be Issued
                           to be Contributed       to be Retained         by Contributed            as Equity
                               Interest               Interest         Interest or Retained     Consideration or
                                                                             Interest           Lower Tier Equity
                                                                                                  Consideration
BBC                            33.5811%                  0%                  11.2929%               20.7449%
                                                                                                 (Class C Common
                                                                                                     Units)
BBCO                           33.5811%                  0%                   1.2663%                2.3262%
                                                                                                 (Class C Common
                                                                                                     Units)
BFM                            33.5811%                  0%                   0.8017%                1.4726%
                                                                                                 (Class C Common
                                                                                                     Units)
WBresnan                       33.5811%                  0%                   0.3358%                0.6169%
                                                                                                 (Class C Common
                                                                                                     Units)
BCI (USA), LLC                 37.6699%                  0%                   3.0938%               12.7664%
                                                                                                 (Class C Common
                                                                                                     Units)
TCI LLC                           0%                  100.0000%              12.9309%               23.3212%
                                                                                                (CC VIII Class A
                                                                                                Preferred Units)
TCID-MI                           0%                  50.1051%               18.5735%               38.7518%
                                                                                                (CC VIII Class A
                                                                                                Preferred Units)

                                  SCHEDULE 3.1

                  ORGANIZATION AND OWNERSHIP OF THE PARTNERSHIP

1.       General Partner
         BCI (USA), LLC                                         1.0000%

         Limited Partners
         Blackstone BC Capital Partners L.P.                   33.6289%
         Blackstone BC Offshore Capital Partners L.P.           3.7710%
         Blackstone Family Media Partnership III L.P.           2.3872%
         TCI Bresnan LLC                                       12.9309%
         TCID of Michigan, Inc.                                37.0691%
         William J. Bresnan                                     1.0000%
         BCI (USA), LLC                                         8.2129%

2. Bresnan Telecommunications Company LLC ("BTC") has pledged its interest in its subsidiaries (other than Midwest Video Electronics, Inc.) and Bresnan Communications Group LLC has pledged its interest in BTC, each pursuant to the Credit Facility.

                                  SCHEDULE 5.9

                                 EXCLUDED ASSETS

1. All rights to the use of the Bresnan name and other marks.

2.       Two warrants for 110,000 shares each of ICTV, Inc., common stock.

3. Warrant for 70,162 shares of Online System Services, Inc., common stock.

4. All furniture and fixtures, including, without limitation, desks, cubicles, computers and computer equipment (other than the accounting, billing system/network and any organizational documents related to the Partnership and the Subsidiaries and the Human Resources system/network), phone system, office supplies, vehicles and artwork located at 709 Westchester Avenue, White Plains, New York.

5.       The Split Dollar Life Insurance Policy for William J. Bresnan.

6. The Platinum Accounting System.

7.       All right, title and interest in and to the following marks:

                  YOUR LINK TO TOMORROW     Reg. No. 2,284,563
                  BRESNANLINK               Reg. No. 2,301,017
                  BRESNAN COMMUNICATIONS    Reg. No. 2,284,565
                  BRESNAN (stylized)        Reg. No. 2,284,564

                                    EXHIBIT A

                             PROPORTIONATE INTERESTS

         Blackstone BC Capital Partners L.P.                   28.7527%
         Blackstone BC Offshore Capital Partners L.P.           3.2242%
         Blackstone Family Media Partnership III L.P.           2.0411%
         TCI Bresnan LLC                                       11.0559%
         TCID of Michigan, Inc.                                31.6941%
         William J. Bresnan                                     0.8550%
         BCI (USA), LLC                                        22.3770%